Exhibit 99.1

Press Release

Source: Great American Family Parks, Inc.

Great American Family Parks Reports Profitable Second Quarter Results
Monday August 14, 6:30 am ET

BOISE, Idaho, Aug. 14 /PRNewswire-FirstCall/ -- Great American Family Parks, Inc. (OTC Bulletin Board: GFAM - News), a company focused on acquiring and managing profitable regional theme parks and themed amusements, today announced results for the three and six months ended June 30, 2006.

For the second quarter ended June 30, 2006, the Company reported revenues of $2,964,224, versus revenues of $1,868,283 for the first quarter ended March 31, 2006, a sequential increase of 58.7%. Gross profit totaled $1,093,374 in the second quarter, representing a gross profit margin of 36.9%. Net income totaled $137,718, or $0.00 per share, with weighted average shares outstanding of 58,134,000 on a fully diluted basis. As of June 30, 2006, cash and equivalents totaled $146,564 and shareholders' equity totaled $2,531,252. Net cash generated from operating activities totaled $206,694 in the second quarter of 2006.

The Company's results for the second quarter of 2006 are not fully comparable to results in the second quarter of 2005 because of the timing of the Company's acquisition of the Wild Animal Safari Park on June 13, 2005. As a result, the Wild Animal Safari Park was included in Great American's financial results for only a few weeks in the second quarter of 2005, versus inclusion for the entire second quarter in 2006. However, comparison of results in the second quarter of 2006 with those in the second quarter of 2005 highlight the positive effect the Company's new business mix has had on its profitability. For the second quarter ending June 30, 2005, the Company reported a net loss of $341,655, as compared to net income of $137,718 for the second quarter ending June 30, 2006.

Second Quarter 2006 Highlights include:

•

Quotation of the Company's shares on the OTC Bulletin Board starting in May of 2006.

•

Implementation of a strategic plan to enhance the Wild Animal Safari

Park through upgrades and the addition of new attractions.

•

A major advertising campaign, including both television and print,

targeted toward potential park visitors in the Atlanta market.

•

Appointment of four new Directors to the Company's Board.

"We're very pleased with our second quarter results," said Dr. Larry Eastland, President of Great American Family Parks. "While the sequential growth and positive net income in the second quarter are partly attributable to the seasonality of the theme park business, we also saw an impact from the enhancements we've made at the theme park and the advertising campaign conducted in June. Increased fuel costs are also making long distance summer vacations much more costly now, making our regional theme park a more attractive alternative. We expect all of these factors, along with seasonal strength, to create solid growth in the third quarter as well." He continued, "Through organic growth in our current businesses, along with our plan to replicate the success of the Safari Park in other locations, our goal is to create long-term value for our shareholders."

YEAR-TO-DATE RESULTS*

	Second Quarter	First Quarter
	Ended	Ended
	6/30/06	3/31/06

Revenue	$2,964,224	$1,868,283
Gross Profit	1,093,374	298,239
Gross profit margin (%)	36.9%	16.0%
Net Income (Loss)	137,718	(120,833)
Earnings per share	0.00	0.00
Weighted avg shares outstanding	58,134,000	58,134,000
(fully diluted)

    * A complete description of the Company's financial results for the periods indicated are set forth in the

Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2006.

About Great American Family Parks, Inc.

Great American Family Parks is focused on buying and managing profitable regional theme parks and themed amusement attractions. By building a family of parks, GFAM plans to develop a series of compatible, yet distinct entertainment and amusement products, including themed amusement parks, associated products, food and beverage, and multimedia offerings. For more information on the Company, visit http://www.weloveparks.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995:

The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur. Additional risks and uncertainties are set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, the Company's Quarterly Report on Form 10-QSB for the second quarter ended June 30, 2006. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

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Source: Great American Family Parks, Inc.

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